UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 19, 2025

PORCH GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39142	83-2587663
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 1st Avenue S., Suite 501
Seattle, Washington	98104
(Address of principal executive offices)	(Zip Code)

(855) 767-2400

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	PRCH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 19, 2025, Porch Group, Inc. (“Porch” or the “Company”) entered into privately negotiated transactions (the “Refinancing Transactions”) with certain institutional investors and holders (collectively, the “Investors”) of the Company’s existing 0.75% convertible senior notes due 2026 (the “2026 Notes”), pursuant to which the Company agreed to repurchase a total of $144.3 million in aggregate principal amount of 2026 Notes and issue $134.0 million in aggregate principal amount of a new series of the Company’s 9.00% convertible senior unsecured notes due 2030 (the “2030 Notes”). In connection with the Refinancing Transactions, the Company has entered into exchange and subscription agreements, dated as of May 19, 2025 (the “Exchange Agreements”), with certain of the Investors.

The Refinancing Transactions consist of (i) the Company entering into privately negotiated convertible note exchange and subscription agreements, each dated as of May 19, 2025 (the “Exchange Agreements”), with certain of the Investors, pursuant to which such Investors agreed to (x) exchange all of their 2026 Notes in consideration for newly issued 2030 Notes and (y) subscribe for additional 2030 Notes and (ii) privately negotiated repurchases of 2026 Notes from the remaining Investors for cash. The Refinancing Transactions are expected to close on May 27, 2025 (the “Closing Date”), subject to customary closing conditions. The Company intends to use the estimated $3.6 million of net cash proceeds from the Refinancing Transactions to repurchase additional 2026 Notes.

The 2030 Notes are being issued pursuant to a private placement exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The 2030 Notes are to be issued under an indenture (the “Indenture”) to be entered into among the Company and U.S. Bank Trust Company, National Association, a national banking association, in its capacity as trustee (the “Trustee”) thereunder.

The 2030 Notes will bear interest at a rate of 9.00% per annum from and including the Closing Date, payable semi-annually in arrears on each May 15 and November 15 of each year, beginning on November 15, 2025. The 2030 Notes will mature on May 15, 2030, unless earlier redeemed or repurchased by the Company or converted in accordance with their terms prior to such date.

The 2030 Notes will be convertible into cash, shares of common stock, par value $0.0001 per share, of the Company (“common stock”), or a combination of cash and shares of common stock at Porch’s election at an initial conversion price representing an approximately 60% premium to the volume weighted average price (VWAP) of the common stock for the three trading days immediately following May 19, 2025. The conversion rate will be subject to adjustment upon the occurrence of certain specified events, but will not be adjusted for any accrued and unpaid interest, except under the limited circumstances described in the Indenture.

Subject to certain limitations set forth in the Indenture, on or after November 20, 2026, the Company may redeem for cash all or any portion of the 2030 Notes at a redemption price equal to 100% of the principal amount of such 2030 Notes, plus accrued and unpaid interest to, but excluding, the applicable redemption date, if the last reported sale price of the common stock has been at least 120.00% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period. If Porch calls any of the 2030 Notes for redemption, holders of the 2030 Notes will have the right to convert their 2030 Notes at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date, and Porch will have the right, as described above, to settle such conversions in shares of common stock.

The 2030 Notes are senior unsecured obligations of the Company with no subsidiary guarantees. No sinking fund is provided for the 2030 Notes.

Upon the occurrence of a Fundamental Change (as defined in the Indenture) of the Company, the holders of the 2030 Notes may require the Company to repurchase for cash all or part of their 2030 Notes in principal amounts of $1,000 or an integral multiple thereof at a repurchase price that will be equal to 100.00% of the principal amount of the 2030 Notes to be repurchased, plus accrued and unpaid interest thereon, if any.

The Indenture contains customary terms and covenants, including that upon certain events of default, including cross-acceleration to certain other indebtedness of the Company and its subsidiaries, either the Trustee or the holders of not less than 25% in aggregate principal amount of the 2030 Notes then outstanding may declare the unpaid principal of the 2030 Notes and accrued and unpaid interest, if any, thereon immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization relating to the Company or any of its significant subsidiaries (as defined in Rule 1-02 of Regulation S-X), the principal amount of the 2030 Notes together with accrued and unpaid interest, if any, thereon will automatically become and be immediately due and payable.

The 2030 Notes and the shares of the Company’s common stock issuable upon conversion of the 2030 Notes, if any, do not have the benefit of any registration rights. The 2030 Notes will not be listed on any securities exchange.

Following the closing of the Refinancing Transaction, the Company’s outstanding debt will consist of the following:

•	$29.4 million aggregate principal amount of the 0.75% Convertible Senior Unsecured Notes due 2026;

•	$333.3 million aggregate principal amount of the 6.75% Convertible Senior Secured Notes due 2028 (which have a conversion price of approximately $25.00 per share); and

•	$134.0 million aggregate principal amount of the 9.00% Convertible Senior Unsecured Notes due 2030.

The foregoing description of the Exchange Agreements, and the Indenture and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the forms of Exchange Agreement and Indenture, copies of which are filed with this Current Report on Form 8-K (this “Current Report”) as Exhibits 10.1 and 10.2, respectively, and which are incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report is incorporated by reference herein. The 2030 Notes (and shares of Company common stock underlying such 2030 Notes) to be issued pursuant to the Exchange Agreements and the transactions contemplated thereby will not be registered under the Securities Act, and the 2030 Notes (and shares of Company common stock underlying such 2030 Notes) will be issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering.

Item 7.01.	Regulation FD Disclosure.

On May 19, 2025, the Company issued a press release announcing the pricing of the Refinancing Transactions, which is attached as Exhibit 99.1 hereto and incorporated by reference herein.

On May 19, 2025, the Company also issued a letter to its stockholders relating to the Refinancing Transactions, which is attached as Exhibit 99.2 hereto and incorporated by reference herein.

The information contained in, or incorporated into, this Item 7.01 of this Current Report (including Exhibits 99.1 and 99.2 hereto), are furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act regardless of any general incorporation language in such filings.

Forward-Looking Statements

Certain statements in this Current Report may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Porch’s future financial or operating performance. For example, statements regarding the expected closing of the Refinancing Transactions and the timing and use of net proceeds therefrom (including the repurchase of additional 2026 Notes), and other statements herein of management’s beliefs, intentions or goals are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential,” “target,” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Porch and its management at the time they are made, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: risks related to the Refinancing Transactions, including the effect of the capital markets on the Refinancing Transactions and our ability to satisfy the closing conditions to the Refinancing Transactions, and other risks and uncertainties described in the “Risk Factors” section of Porch’s most recent Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent reports filed with the Securities and Exchange Commission (the “SEC”), all of which are available on the SEC’s website at www.sec.gov.

Nothing in this Current Report should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date of this Current Report. Unless specifically indicated otherwise, the forward-looking statements in this Current Report do not reflect the potential impact of any divestitures, mergers, acquisitions, or other business combinations that have not been completed as of the date of this Current Report. Porch does not undertake any duty to update these forward-looking statements, whether as a result of changed circumstances, new information, future events or otherwise, except as may be required by law.

No Offer or Solicitation

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy the 2030 Notes, shares of Company common stock underlying the 2030 Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Exchange and Subscription Agreement.

10.2	Form of Indenture (included as Exhibit A to Exhibit 10.1).

99.1	Press release issued on May 19, 2025 by Porch Group, Inc., announcing the pricing of the 2030 Notes Offering.

99.2	Letter to Porch stockholders dated May 19, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 19, 2025	PORCH GROUP, INC.

	By:	/s/ Shawn Tabak
Shawn Tabak Chief Financial Officer